UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2022 (July 21, 2022)

Osiris Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40402	85-3636928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 5th Avenue, 6th Floor New York, NY 10003	10003
(Address of principal executive offices)	(Zip Code)

(646) 993-4635
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	OSI.U	New York Stock Exchange
Class A common stock	OSI	New York Stock Exchange
Warrants included as part of the units	OSI WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, Anthony Martucci resigned as Chief Financial Officer and Secretary of Osiris Acquisition Corp. (the “Company”) and the board of directors (the “Board”) of the Company accepted his resignation the same day, effective immediately. On July 22, 2022, the Board appointed Brad Bisca, 28, to serve as the Company’s Chief Financial Officer and Secretary.

Mr. Bisca is a principal at Fortinbras Enterprises LP, a Special Situations investment fund, where he served as a senior associate from March 2021 until December 2021. Prior to joining Fortinbras Enterprises LP, from March 2019 until March 2021, Mr. Bisca was an associate at Beach Point Capital Management, working for its Tactical Opportunities Fund, which focused on opportunistic private equity and debt investments. In July 2016, Mr. Bisca began his career in the Mergers & Acquisitions group at RBC Capital Markets, primarily focused on the Technology, Media & Telecommunications and Consumer & Retail sectors.

There are no family relationships between Mr. Bisca and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company that are subject to disclosure under Item 401(d) of Regulation S-K.

In connection with his appointment, Mr. Bisca entered into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreement entered into by the directors and executive officers of the Company at the time of the Company’s initial public offering.

Other than the foregoing, Mr. Bisca is not party to any arrangement or understanding with any person pursuant to which he was appointed as Chief Financial Officer and Secretary, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Form 8-K:

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated July 25, 2022, by and between the Company and Brad Bisca.
10.2	Indemnification Agreement, dated July 26, 2022, by and between the Company and Brad Bisca.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS ACQUISITION CORP.

Date: July 26, 2022

By:	/s/ Benjamin E. Black

Name:	Benjamin E. Black
Title:	Chief Executive Officer